UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         December 16, 2022

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5500 Haven Street
Las Vegas,	Nevada	89119
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On December 16, 2022, Venetian Macau Limited (“VML”), an indirect subsidiary of Las Vegas Sands Corp. (the “Company”), entered into a gaming concession contract with Macao (the “Concession Contract”), under which VML was awarded a gaming concession for the operation of casino games of chance in Macao (the “Concession”).
Term of Concession
The term of the Concession is 10 years commencing on January 1, 2023 and ending on December 31, 2032. During such period, VML will be authorized to operate casino games of chance in Macao under the terms of the Concession Contract.

VML’s Obligations under the Concession
VML will be required to make various payments and comply with various obligations under the Concession Contract and pursuant to Macao’s gaming law (the “Gaming Law”), which include payment of a special gaming tax, annual gaming premiums, and contributions to a public foundation in Macao and to urban development, the promotion of tourism and social security. Pursuant to the Concession Contract, VML also agreed to make committed investment in various gaming and non-gaming projects. The following table sets out key payment terms and conditions of the Concession Contract:

Special gaming tax	:	In accordance with the Gaming Law (35% of gross gaming revenue(1) as of the date of this report)(2)

Annual gaming premium	:	Fixed annual portion of MOP30 million (approximately US$3.7 million) Variable annual portion(3) of:

–MOP300,000 (approximately US$37,291) per gaming table located in special gaming halls reserved exclusively to certain kinds of games or to certain types of players

–MOP150,000 (approximately US$18,646) per gaming table that is not reserved exclusively to certain kinds of games or players

–MOP1,000 (approximately US$124) per gaming machine including slot machines

Special levies(4)	:	In accordance with the Gaming Law, which as of the date of this report comprise:

–Contribution of 2% of gross gaming revenue(1) to a public foundation in Macao for the promotion, development or study of culture, society, economy, education, science, academic and charity events

–Contribution of 3% of gross gaming revenue(1) to Macao for urban development, tourism promotion and social security

Committed investment	:
MOP30.239 billion (approximately US$3.8 billion), including MOP27.8 billion (approximately US$3.5 billion) on non-gaming projects. The committed investment is for the development of certain gaming and non-gaming projects in connection with, among others, attraction of international visitors, conventions and exhibitions, entertainment shows, sporting events, culture and art, health and wellness, themed attractions, city of gastronomy, community tourism and maritime tourism(5)

Notes
(1)Gross gaming revenue is defined as all revenue of VML derived from casino or gaming areas.
(2)The Macao government has set a minimum average annual gross gaming revenue of MOP7.0 million (approximately US$870,126) per gaming table and MOP300,000 (approximately US$37,291) per gaming machine.
(3)No less than the amount of annual premium payable for the operation of 500 gaming tables and 1,000 gaming machines.
(4)The special levies may be reduced by order of the Macao Chief Executive in accordance with Administrative Regulation 54/2022 where VML contributes to an increase in visitation to Macao from foreign markets, or due to abnormal, unpredictable or force majeure circumstances.
(5)In each year during the term of the Concession Contract, VML shall submit to the Macao government for approval an implementation proposal of these projects, which should set out, among others, the projects to be carried out in the following year, the investment amount and the execution period. The Macao government may require VML to adjust the proposal (but not the committed investment) depending on the needs of socioeconomic development.

In addition, VML will be required to increase its investment in non-gaming projects (the “Increase Percentage”) by up to 20% in the following year if Macao’s annual gross gaming revenue achieves or exceeds MOP180 billion (approximately US$22.4 billion) (the “Trigger”). Pursuant to a notice from the Macao government, the Increase Percentage is subject to deduction as follows if the Trigger occurs on or after the sixth year of the term of the Concession:

Trigger Year	Increase Percentage
Fifth year or prior	20%
Sixth year	16%
Seventh year	12%
Eighth year	8%
Ninth year	4%
Tenth year	0%
VML will be required to observe the eligibility requirements under the Gaming Law, including maintaining a share capital and net asset value of not less than MOP5.0 billion (approximately US$621.5 million), observing the capital and management participation requirement in connection with its managing director, and maintaining its financial capacity to operate the conceded business. VML is also required to provide, and has provided, an autonomous first demand bank guarantee in the amount of MOP1.0 billion (approximately US$124.3 million) in favor of the Macao government in relation to its performance of the statutory and contractual obligations under the Concession Contract, which terminate 180 days after the expiry of the term of the Concession.
VML will be required to obtain prior approval from the relevant authorities or officials of Macao for various corporate changes and actions, including expansion of its business scope, issuance of shares, transfer of or creation of any encumbrances over its shares, issuance of debt securities, change of its managing director or the authority delegated thereto, change of its articles of association, transfer of property rights and creditor’s rights exceeding MOP100 million (approximately US$12.4 million), entering into a consumer loan contract or similar contract with a value equal to or exceeding MOP100 million (approximately US$12.4 million), and provision of a loan to any of its directors, shareholders or key employees.
VML will also be required to notify Macao of certain other changes, including any loan, mortgage, claim for obligation, guarantee or the assumption of any debt for financing its business with a value that equals to or exceeds MOP16 million (approximately US$2.0 million). In particular, VML will be required to notify Macao at least five working days in advance prior to making decisions (i) related to the transfer of funds within VML which exceeds 50% of its share capital, (ii) related to employee salaries, remuneration or benefits which exceed 10% of its share capital, and (iii) whose value exceeds 10% of its share capital.

Termination and Redemption
Macao has the right to unilaterally terminate the Concession Contract for non-compliance of VML with fundamental obligations under the Concession Contract and the applicable Macao laws, including in circumstances related to (i) failure on the part of VML to perform its obligations under the Concession Contract, (ii) public interest and (iii) VML ceasing to be eligible for the Concession under the Gaming Law.
Upon such termination, ownership of the casinos and the equipment and utensils used for gaming (even if not located at the casinos) will automatically revert to Macao without compensation and free of any encumbrances, save for certain exceptions.
From the eighth year of the Concession, the Macao government also has the right to redeem the Concession by providing VML with at least one-year prior written notice. In such event, VML is entitled to fair and equitable compensation corresponding to the benefits it ceases to receive from the projects set out in the investment plan attached to the Concession Contract as a result of the redemption. With respect to the compensation relating specifically to the works projects, it will correspond to the income received from those works projects in the fiscal year prior to the redemption, before deducting interest, depreciation and amortization, multiplied by the number of years remaining until the end of the term of the Concession.

Number of Gaming Tables and Gaming Machines
On December 17, 2022, VML was notified that it was authorized to operate 1,680 gaming tables and 3,700 gaming machines under the Concession.
The foregoing summary of the Concession Contract is not complete and is qualified in its entirety by reference to the full and complete text of the Concession Contract, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022 to be filed with the SEC.

ITEM 7.01.	Regulation FD Disclosure.
On December 16, 2022, the Company and Sands China Ltd., the Company’s majority-owned subsidiary (“Sands China”), issued a press release outlining Sands China’s vision for its next 10 years in Macao with the award of the Concession. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated December 16, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 19, 2022

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary